EXHIBIT 99.2

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                                                            ---------------------------    -----------------------------
                                                                Three months ended               Six months ended
                                                            ---------------------------    -----------------------------
                                                             June 30,        June 30,         June 30,        June 30,
                                                               2005            2004            2005             2004
                                                            ------------    -----------    --------------    -----------

Reconciliation of Non-GAAP measure:
(in thousands)

Net income                                                      $32,807        $16,047           $32,835        $23,560

   Income tax provision                                          20,108          9,920            20,125         14,562

   Interest expense, net                                         19,075          6,075            34,050         11,695

   Depreciation and amortization                                 13,266          4,324            25,384          8,348
                                                            ------------    -----------    --------------    -----------
Earnings before interest, taxes, depreciation and
    amortization (EBITDA)                                        85,256         36,366           112,394         58,165

Other adjustments:
Purchase accounting adjustment for manufacturer's profit
  in inventory                                                        -              -            16,390              -
   Reorganization and acquisition-related integration
     costs                                                        5,878              -             8,806              -

   Loss on early extinguishment of debt                               -              -             6,046              -
                                                            ------------    -----------    --------------    -----------

As Adjusted EBITDA                                              $91,134        $36,366          $143,636        $58,165
                                                            ============    ===========    ==============    ===========
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